As filed with the Securities and Exchange Commission on July      , 2004

Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ATARI, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3689915 (I.R.S. Employer Identification No.)

417 Fifth Avenue, New York, New York 10016
(212) 726-6500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bruno Bonnell
Chief Executive Officer
417 Fifth Avenue, New York, New York 10016
(212) 726-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
David W. Bernstein, Esq.
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Aggregate Price Per	Aggregate Offering	Amount of
Securities to be Registered	registered	Unit	Price	Registration Fee
Common Stock, par value $0.01	19,600,000	$2.35 (1)	$46,060,000 (1)	$5,836

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the rules and regulations under the Securities Act of 1933, as amended, and based on the average of the high and low sale prices of the Common Stock reported on the NASDAQ National Market on July 1, 2004.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL NOR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE OR JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE OR JURISDICTION.

Subject to Completion, Dated July  , 2004

PROSPECTUS

19,600,000 Shares

ATARI, INC.

Common Stock

     This Prospectus relates to shares of common stock of Atari, Inc. (the “Common Stock”) which the companies described under “Selling Security Holders” may offer from time to time. See the section captioned “Plan of Distribution” in this Prospectus beginning on page 7.

     Our Common Stock is listed on the NASDAQ National Market under the symbol “ATAR.”

     One of the Selling Security Holders, California U.S. Holdings, Inc. (“CUSH”), which is wholly-owned by Infogrames Entertainment S.A. (“IESA”), received the Common Stock to which this Prospectus relates in a series of transactions involving our Company, including our acquisition by IESA and our recapitalization. The other Selling Security Holder received the Common Stock to which this Prospectus relates from CUSH in a privately negotiated transaction. See the section captioned “Selling Security Holders” in this Prospectus beginning on page 5. The Selling Security Holders may offer their shares of Common Stock for resale from time to time. The registration of their shares of Common Stock does not necessarily mean that the Selling Security Holders will sell their shares of Common Stock.

     We will not receive any of the proceeds of sales by the Selling Security Holders. CUSH is paying the costs of preparing and filing the Registration Statement of which this Prospectus is a part.

     Investing in our Common Stock involves a high degree of risk. See the section captioned “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2004 which is incorporated herein by reference.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES AND THEY HAVE NOT DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is July  , 2004.

     WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION WHICH IS NOT CONTAINED IN THIS PROSPECTUS OR IN A DOCUMENT INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. IF ANYONE GIVES ANY INFORMATION OR MAKES ANY REPRESENTATION WHICH IS NOT CONTAINED IN, OR INCORPORATED INTO, THIS PROSPECTUS, YOU MUST NOT RELY UPON IT AS HAVING BEEN AUTHORIZED BY US OR BY ANYONE ACTING ON OUR BEHALF. NO MATTER WHEN YOU RECEIVE THIS PROSPECTUS OR PURCHASE SECURITIES TO WHICH IT RELATES, YOU MUST NOT ASSUME IT IS CORRECT AT ANY TIME AFTER ITS DATE.

Nintendo®, Game Boy®, Game Boy® Advance, Nintendo GameCube®, and Game Boy® Color are trademarks and/or registered trademarks of Nintendo of America, Inc. Sony’s PlayStation® and PlayStation® 2 are trademarks and/or registered trademarks of Sony Computer Entertainment, Inc. Microsoft Xbox™ is a registered trademark of Microsoft Corporation.

RISK FACTORS

     Investing in our Common Stock involves a high degree of risk. See the section captioned “Risk Factors” in our Annual Report on Form 10-K for the fiscal period ended March 31, 2004, which is incorporated herein by reference and the following risk factor:

     Our success may be impacted by IESA’s success, ability and willingness to continue to support us.

     IESA has incurred significant losses from operations and is highly leveraged. Should IESA experience liquidity issues, among other things, this may result in its inability to fund the development efforts of Atari Interactive, and our results of operations may suffer because, as the North American distributor of the games developed by Atari Interactive, our revenue could significantly decrease. Such a reduction of our revenue, among other things, could result in a breach of one or more of the covenants contained in our senior credit facility with General Electric Capital Corporation. In the event any of the above contingencies occur, management is prepared to take various actions which may include, but not be limited to, a reduction in our expenditures for internal and external new product development and a reduction in overhead expenses. These actions, should they become necessary, may result in a significant reduction in the size of our operations.

WHERE YOU CAN FIND MORE INFORMATION

     We have filed annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). The SEC maintains a website that contains the annual, quarterly and special reports, proxy statements and other information we file with the SEC. The address of the SEC website is http://www.sec.gov. You can also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information regarding the Public Reference Room by calling the SEC at 1-800-SEC-0330.

     We maintain an Internet website at http://www.atari.com (which is not intended to be an active hyperlink in this Prospectus). The information at our website is not incorporated in this Prospectus by reference, and you should not consider it a part of this Prospectus.

     We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). This Prospectus, which forms a part of the Registration

Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. Some items are omitted in accordance with the rules and regulations of the SEC. Please refer to the Registration Statement and its exhibits and schedules for further information with respect to us and our Common Stock. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the Registration Statement. You can read and obtain a copy of the Registration Statement and its exhibits and schedules from the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, except for information superseded by information in this Prospectus. We incorporate by reference the documents listed below. This Prospectus is part of a registration statement we filed with the SEC. The documents we incorporate by reference include:

(1)	our Annual Report on Form 10-K for the year ended March 31, 2004;

(2)	the description of our Common Stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on November 30, 1995; and

(3)	all other reports we have filed since March 31, 2004 pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     Each of these filings is available from the SEC. You may request, and we will provide at no cost, a copy of these filings, including any exhibits to the filings, by writing us at the following address: Atari, Inc., 417 Fifth Avenue, New York, NY 10016 or by telephoning us at (212) 726-6500, Attention: Investor Relations.

     When we file documents in accordance with Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this Prospectus and the time we file a post-effective amendment to the registration statement of which this Prospectus is a part saying all the securities which are the subject of that registration statement have been sold or deregistering any securities which have not been sold, the documents we file will be incorporated into this Prospectus and will be a part of it beginning on the date the documents are filed. If any document which we file changes anything said in this Prospectus or in an earlier document which is incorporated into this Prospectus, the later document will modify or supersede what is said in this Prospectus or the earlier document.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION

     Certain information included or incorporated by reference in this Prospectus or any Prospectus supplement relating to it may contain forward-looking statements, as that term is defined for purposes of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors, all of which are difficult to predict and many of which are beyond our control, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “our future success depends,” “seek to continue” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Important factors that could cause actual results to differ materially from those in our forward looking statements in this Prospectus include, but are not limited to:

–	a reduction in demand for video games generally (whether because of general economic conditions, changing consumer tastes or otherwise);

–	delays of new product releases;

–	an inability to obtain access to people who are capable of creating games that take advantage of new technologies or of particular licensed properties;

–	an inability to extend or obtain rights to produce games for new hardware systems (possibly because of decisions by hardware manufacturers to produce all games for their systems) or loss of rights to produce games that can be played on popular existing hardware systems;

–	an inability to obtain licenses to create games based on movies or other properties that have attained a high level of consumer recognition or acceptance;

–	unexpected production or distribution costs;

–	failure of particular video games to achieve expected sales volumes;

–	an inability to maintain anticipated pricing for our products;

–	unanticipated changes in the product mix; and

–	unanticipated changes in the mix of our revenues from distribution activities and published product sales.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

THE COMPANY

     We are a leading global publisher and developer of video game software for both gaming enthusiasts and the mass-market audience, as well as a leading distributor of video game software in North America. We publish and distribute games for all platforms, including Sony PlayStation and PlayStation2; Nintendo Game Boy, Game Boy Advance and GameCube; Microsoft Xbox; and personal computers, referred to as PCs. We also publish and sub-license games for the wireless, internet, and other evolving platforms. Our diverse portfolio of products extends across every major video game genre, including: action, adventure, strategy, children, family, driving and sports games.

     Our products are based on intellectual properties either that we have created internally and own or that we have licensed from third parties, including leading entertainment companies. We continually seek the best available talent to join our internal development team, which we believe is one of the most creative in the industry.

     In addition to our publishing and development activities, we also distribute video game software in the U.S. and Canada, handling both our own products as well as those titles developed by certain third-party distributors with whom we have contracts. As a leading distributor of video game software throughout the U.S., we maintain what we believe to be state-of-the-art distribution operations and systems, reaching well in excess of 30,000 retail outlets nationwide. Additionally, through our relationship with our majority stockholder, IESA, a French corporation, listed on Euronext, our products are distributed exclusively by IESA throughout Europe, Asia and other regions. Similarly, we exclusively distribute IESA’s products in the U.S. and Canada.

USE OF PROCEEDS

     We will not receive any of the net proceeds from the sales of our Common Stock by the Selling Security Holders.

SELLING SECURITY HOLDERS

     This Prospectus relates to possible sales by the following Selling Security Holders:

	Beneficial Ownership of				Beneficial Ownership of
	Selling Security Holder			Number of Shares	Selling Security Holder
Name of Selling Security Holder	Prior to Offering			Offered Hereby(2)	After the Offering(2)
	Number		Percent(1)		Number	Percent
Nexgen Capital Limited	10,600,000		8.74%	10,600,000	0	—
California U.S. Holdings, Inc.	71,325,281	(3)	58.8%	9,000,000	62,325,281	51.4%

(1)	Based on 121,275,614 shares of our Common Stock outstanding as of June 28, 2004.

(2)	Assumes that all shares being offered, as set forth above, are sold and that no other shares of Common Stock are acquired or disposed of by the Selling Security Holder prior to the termination of the offering. Because the Selling Security Holders may sell all, some or none of their shares or may acquire or dispose of other shares of Common Stock, no reliable estimate can be made of the aggregate number of shares that will be sold pursuant to this offering or the number or percentage of shares of Common Stock that the Selling Security Holders will own upon completion of this offering.

(3)	Includes (i) 68,199,669 shares held directly by CUSH, (ii) 865,612 shares held by IESA, (iii) 2,000,000 shares held by Atari Interactive, an affiliated entity of CUSH, and (iv) a proxy for the vote of 260,000 shares held by the Cayre family. Does not include the 12,000,000 shares of Common Stock which CUSH has the right to receive from Nexgen in certain circumstances. See “Private Transaction Involving CUSH and Nexgen” below.

Material Relationships Between any Selling Security Holder and our Company and/or its Affiliates

     Private Transaction Involving CUSH and Nexgen

     On June 15, 2004, CUSH and Nexgen Capital Limited (“Nexgen”) entered into a privately negotiated transaction pursuant to which (i) CUSH agreed to transfer to Nexgen 10,600,000 shares of our Common Stock (the “Transferred Shares”) in consideration of a payment from Nexgen per share equal to $2.6567 (the volume-weighted average price of our Common Stock on the NASDAQ National Market on June 15, 2004, as published by Bloomberg) and (ii) as collateral, CUSH agreed to pay Nexgen $7,970,100. CUSH also agreed to use its best efforts to cause us to file a registration statement covering the Transferred Shares.

     The Transaction will terminate on or about June 16, 2005. Upon termination, CUSH will have the option to (1) physically settle the Transaction by receiving 12,000,000 shares of our Common Stock back from Nexgen or (2) cash settle the Transaction by receiving cash equal to the then market price of 12,000,000 shares of our Common Stock. The Transaction also provides for an early termination at the election of

Nexgen in the event that: (i) the arithmetic average price of our Common Stock for five successive trading days is less than $1.50, or (ii) CUSH enters into a transaction that, in the reasonable opinion of Nexgen, has a similar economic effect to the Transaction, or (iii) we have not filed a registration statement with SEC, or if the Transferred Shares are not registered within a certain period of time. In any of those events, CUSH will have the choice of a physical or cash settlement. For further information on the Transaction, please refer to the respective Schedule 13 filings under the Exchange Act of each of IESA and Nexgen as filed with the SEC on June 18, 2004 and June 21, 2004, respectively.

     CUSH acquired the shares of Common Stock that it owns, including the 9,000,000 shares it will be offering through this Prospectus, in a series of transactions including the transaction whereby IESA, through CUSH, acquired a majority of our Common Stock and our subsequent recapitalization and offering described below.

     Relationship with CUSH

     CUSH is a wholly-owned subsidiary of IESA. On a pre-offering basis, CUSH beneficially owns 58.8% of our Common Stock. Our Chairman and Chief Executive Officer is also the Chairman and Chief Executive Officer of each of IESA and CUSH. Three of our directors are also directors of IESA and two of our directors are also directors of CUSH. As described in “The Company” section above, our products are distributed exclusively by IESA throughout Europe, Asia and other regions and we exclusively distribute IESA’s products in the U.S. and Canada. We are also involved in numerous other transactions with IESA and its subsidiaries. These transactions include, but are not limited to, the purchase and sale of product, game development, and management and support services.

PLAN OF DISTRIBUTION

     Selling Security Holders may sell Common Stock to which this Prospectus relates on the NASDAQ National Market, where our Common Stock is listed for trading, in other markets where our Common Stock may be traded, in negotiated transactions, in transactions involving principals or brokers, in a combination of such methods of sale or by any other lawful means. They will sell the Common Stock at prices which are current when the sales take place or at other prices to which they agree.

     In offering the shares covered by this Prospectus, the Selling Security Holders and any broker-dealers who sell the shares for the Selling Security Holders may be “underwriters” within the meaning of the Securities Act, and any profits realized by the Selling Security Holders and the compensation of such broker-dealers may be underwriting discounts and commissions.

     Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which the shares may be listed, including block trading in negotiated transactions. Without limiting the foregoing, the brokers may act as dealers by purchasing shares from Selling Security Holders, either as agents for others or as principals for their own accounts, and reselling those shares. The Selling Security Holders may effect transactions directly or indirectly through underwriters, broker-dealers or agents acting on their behalf. In connection with such sales, any broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts, any or all of which might be in excess of customary amounts. Neither we nor the Selling Security Holders can estimate at the present time the amount of commissions or discounts, if any, that will be paid by the Selling Security Holders on account of its sales of the shares from time to time. Some sales may involve shares in which Selling Security Holders have granted security interests and which are being sold because of foreclosure of those security interests.

     To the extent required, the names of any agents, broker-dealers or underwriters and applicable commissions, concessions, allowances or discounts, and any other required information with respect to any particular offer of the shares by the Selling Security Holders, will be set forth in a prospectus supplement.

     The Selling Security Holders are acting independently of us in making decisions with respect to the timing, manner and size of each sale of shares. We have not been advised of any definitive selling arrangement at the date of this Prospectus between any Selling Security Holder and any broker-dealer or agent. In addition, CUSH has advised us that it has no present intention of selling its shares of our Common Stock registered pursuant to this Registration Statement.

     The expenses of preparing and filing this Prospectus and the related registration statement with the SEC will be paid entirely by CUSH. Shares of Common Stock covered by this Prospectus also may qualify to be sold pursuant to Rule 144 under the Securities Act, rather than pursuant to this Prospectus.

SEC POSITION REGARDING INDEMNIFICATION

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article Seventh of our Amended and Restated Certificate of Incorporation and Article V of our Amended and Restated By-laws, as amended, provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by Delaware law, as it may be amended from time to time. Article Eighth of our Amended and Restated Certificate of Incorporation limits the personal liability of our directors to the maximum extent permitted by Delaware law. We also maintain directors’ and officers’ liability insurance. We have been informed that in the opinion of the SEC, if the provisions described above permit directors, officers or persons who control us to be indemnified for liabilities arising under the Securities Act, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

     The validity of the securities offered by this Prospectus will be passed upon for us by Clifford Chance US LLP, New York, New York.

EXPERTS

     The consolidated financial statements and the related financial statement schedules of us and our subsidiaries incorporated by reference herein and elsewhere in the Registration Statement from our Annual Report on Form 10-K for the fiscal year ended March 31, 2004, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

Registration fee – Securities and Exchange Commission	$5,836
Accounting fees and expenses	$15,000
Legal fees and expenses	$10,000
Miscellaneous	$4,164

Total	$35,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees, or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers a corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to limit the personal liability of members of its board of directors for violation of a director’s fiduciary duty of care. This section does not, however, limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, or from any transaction in which the director derived an improper personal benefit. This section also will have no effect on claims arising under the federal securities laws.

     Article Seventh of the Registrant’s Amended and Restated Certificate of Incorporation and Article V of the Registrant’s Amended and Restated By-laws, as amended, provide for indemnification of the Registrant’s directors, officers, employees and other agents to the maximum extent permitted by Delaware law, as it may be amended from time to time. Article Eighth of the Registrant’s Amended and Restated Certificate of Incorporation limits the personal liability of the Registrant’s directors to the maximum extent permitted by Delaware law. The Registrant also maintains directors’ and officers’ liability insurance.

ITEM 16. EXHIBITS

3.1	Amended and Restated Certificate of Incorporation is incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2000.

3.2	Amended and Restated By-laws are incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

3.3	Amendment No. 1 to Amended and Restated By-laws is incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2003.

4.1	Specimen form of stock certificate of Common Stock is incorporated herein by reference to the Company’s Registration Statement on Form S-1 (File No. 333-14441) initially filed with the SEC on October 20, 1995, and all amendments thereto.

5	Opinion of Clifford Chance US LLP (counsel).

23.1	Consent of Clifford Chance US LLP (counsel) (included in Exhibit 5).

23.2	Consent of Deloitte & Touche LLP (accountants).

24.1	Power of Attorney (included on signature pages hereto).

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement will be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel for the Registrant the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 2, 2004.

ATARI, INC.

By:	/s/ Bruno Bonnell

Name: Bruno Bonnell
Title: Chief Executive Officer

Date: July 2, 2004

POWER OF ATTORNEY

     The undersigned, acting in the capacity stated with their respective names below, hereby constitute and appoint HARRY M. RUBIN and LISA S. ROTHBLUM and each of them severally, the attorneys-in-fact of the undersigned with full power to them and each of them to sign for and in the name of the undersigned in the capacities indicated below the Registration Statement on Form S-3 of Atari, Inc. dated July 2, 2004, and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title(s)	Date

	Chairman of the Board of Directors,	July 2, 2004
Chief Executive Officer (principal
executive officer), Acting Chief
/s/ Bruno Bonnell	Financial Officer (principal financial
officer) and Director
Bruno Bonnell

/s/ Denis Guyennot	Director and President, Chief Operating
	Officer and Secretary	July 2, 2004
Denis Guyennot

/s/ Jodi Scheurenbrand
	Controller (principal accounting officer)	July 2, 2004
Jodi Scheurenbrand

/s/ James Ackerly
	Director	July 2, 2004
James Ackerly

Signature	Title(s)	Date

/s/ James Caparro
	Director	July 2, 2004
James Caparro

/s/ Thomas A. Heymann
	Director	July 2, 2004
Thomas A. Heymann

/s/ Ann E. Kronen
	Director	July 2, 2004
Ann E. Kronen

/s/ Thomas J. Mitchell
	Director	July 2, 2004
Thomas J. Mitchell

/s/ Thomas Schmider
	Director	July 2, 2004
Thomas Schmider

/s/ David Ward
	Director	July 2, 2004
David Ward